                                                                    EXHIBIT 10.1


                              COMMON STOCK PURCHASE

                                    AGREEMENT




                           DATED AS OF MARCH 14, 2005


                                      AMONG


                                 GLOWPOINT, INC.


                                       AND




                       THE PURCHASERS LISTED ON EXHIBIT A

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I           Purchase and Sale of Common Stock............................................................1

         Section 1.1           Purchase and Sale of Stock........................................................1

         Section 1.2           The Warrant Shares................................................................1

         Section 1.3           Purchase Price and Closing........................................................1

         Section 1.4           Warrants..........................................................................2

ARTICLE II          Representations and Warranties...............................................................2

         Section 2.1           Representations and Warranties of the Company.....................................2

         Section 2.2           Representations and Warranties of the Purchasers.................................11

ARTICLE III         Covenants...................................................................................12

         Section 3.1           Securities Compliance............................................................12

         Section 3.2           Ownership Limitations............................................................13

         Section 3.3           Registration and Listing.........................................................13

         Section 3.4           Compliance with Laws.............................................................13

         Section 3.5           Keeping of Records and Books of Account..........................................13

         Section 3.6           Other Agreements.................................................................13

         Section 3.7           Reservation of Shares............................................................14

         Section 3.8           Non-Disclosure of Material Non-Public Information................................14

         Section 3.9           Transfer Agent Instructions......................................................14

         Section 3.10          Subsequent Financings; Right of Participation....................................15

ARTICLE IV          Conditions..................................................................................16

         Section 4.1           Conditions Precedent to the Obligation of the Company to Sell the Shares.........16

         Section 4.2           Conditions Precedent to the Obligation of the Purchasers to Purchase the
                               Shares...........................................................................17

ARTICLE V           Indemnification.............................................................................19

         Section 5.1           General Indemnity................................................................19

         Section 5.2           Indemnification Procedure........................................................19

ARTICLE VI          Miscellaneous...............................................................................20

         Section 6.1           Fees and Expenses................................................................20

         Section 6.2           Specific Enforcement; Consent to Jurisdiction....................................20

         Section 6.3           Entire Agreement; Amendment......................................................21

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE

         Section 6.4           Notices..........................................................................21

         Section 6.5           Waivers..........................................................................22

         Section 6.6           Headings.........................................................................22

         Section 6.7           Successors and Assigns...........................................................22

         Section 6.8           No Third Party Beneficiaries.....................................................22

         Section 6.9           Governing Law....................................................................22

         Section 6.10          Survival.........................................................................22

         Section 6.11          Counterparts.....................................................................22

         Section 6.12          Publicity; Confidentiality.......................................................22

         Section 6.13          Severability.....................................................................23

         Section 6.14          Further Assurances...............................................................23

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of this 14th day of March 2005 by and among Glowpoint, Inc., a Delaware corporation (the "Company"), and each of the Purchasers of shares of Common Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

         The parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

         Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares (the "Purchased Shares") of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), at a purchase price per Purchased Share of $1.50, set forth opposite such Purchaser's name on Exhibit A hereto. Upon the following terms and conditions, each of the Purchasers shall be issued Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate purchase price for the Purchased Shares and the Warrants shall be $10,150,000. The Purchased Shares and the shares of Common Stock issuable upon exercise of the Warrants shall be registered pursuant to the Company's Registration Statement on Form S-3 (Registration Number 333-114207), which was filed with the Securities and Exchange Commission (the "SEC") on April 5, 2004 and declared effective on April 16, 2004 (the "Registration Statement").

         Section 1.2 The Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of its authorized but unissued shares of its Common Stock required to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares." The Purchased Shares and the Warrant Shares are sometimes collectively referred to as the "Shares".

         Section 1.3 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Purchased Shares and Warrants set forth opposite their respective names on Exhibit A. The aggregate purchase price of the Purchased Shares and Warrants being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A (for each such purchaser, the "Purchase Price" and collectively referred to as the "Purchase Prices"). The closing of the purchase and sale of the Purchased Shares and Warrants shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY (the "Closing") at 10:00 a.m. (eastern time) upon the satisfaction of each of the conditions set forth in Article IV hereof (the "Closing Date"). Funding with respect to the Closing shall take place by wire transfer of immediately available funds on or prior to the Closing Date.

         Section 1.4 Warrants. The Company agrees to issue to each of the Purchasers Warrants to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The Warrants shall have an exercise price equal to the Warrant Price (as defined in the Warrant) and shall expire five (5) years after the Closing Date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedule (the "Disclosure Schedule") delivered with this Agreement as follows:

         (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-K, as amended, for the year ended December 31, 2003, including the accompanying financial statements (the "Form 10-K"), or in the Company's Forms 10-Q, as amended, for the fiscal quarters ended March 31, 2004, June 30, 2004 or September 30, 2004 (collectively, the "Form 10-Q"). The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect; provided, however, that the foregoing shall not include operating losses of the Company in the amounts contemplated by the SEC Documents (as defined in Section 2.1(f) hereof).

         (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and, except as disclosed on Schedule 2.1(b) hereto, the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of March 4, 2005 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and Series B Convertible Preferred Stock have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement or on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

         (d) Issuance of Shares. The Purchased Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Purchased Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

         (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations that singularly or in the aggregate do not and will not have a Material Adverse Effect.

         (f) SEC Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, since January 1, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"; for purposes of this Agreement, such term shall also include the Registration Statement, the Prospectus included therein, the Prospectus Supplement (as defined below) and the documents incorporated by reference therein). The Company has delivered or made available to each of the Purchasers true and complete copies of the SEC Documents filed with the SEC since January 1, 2004. Neither the Company nor any person acting on behalf of the Company has provided to the Purchasers any material non-public information or any other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-K and the Form 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. The Company owns, directly or indirectly, all of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

         (h) No Material Adverse Change. Since September 30, 2004, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto or in the SEC Documents.

         (i) No Undisclosed Liabilities. Except as set forth on Schedule 2.1(i) hereto or in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since September 30, 2004 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

         (j) No Undisclosed Events or Circumstances. Except as set forth on
Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (k) Indebtedness. The SEC Documents or Schedule 2.1(k) hereto sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $300,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on
Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

         (l) Title to Assets. Each of the Company and the subsidiaries has good and valid title to all of its real and personal property reflected in the Form 10-K, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

         (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets which could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

         (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents, or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) Taxes. Except as set forth in the SEC Documents, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other material tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all material current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

         (p) Certain Fees. Except as set forth in this Agreement or on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

         (q) Disclosure. All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and provided to the Purchasers in connection with the transactions contemplated hereby, including the Prospectus included in the Registration Statement and the Prospectus Supplement, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading (other than any information the Purchasers have refused to accept). No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

         (r) Operation of Business. Except as set forth in the SEC Documents, the Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations that are necessary or material for use in connection with their respective businesses as described in the Form 10-K and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary has received a written notice that the foregoing intellectual property rights used by the Company or any subsidiary violates or infringes upon the rights of any other party.

         (s) Environmental Compliance. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The SEC Documents describe all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary material governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in material compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

         (t) Books and Record Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

         (u) Material Agreements. Except as set forth in the SEC Documents or on
Schedule 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a Form 10-K (collectively, "Material Agreements"). Except as set forth on Schedule 2.1(u) or in the SEC Documents, the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

         (v) Transactions with Affiliates. Except as set forth in the SEC Documents or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer or director or any corporation or other entity controlled by such officer, director or stockholder, or a member of the immediate family of such officer, director or stockholder.

         (w) Registration Statement. The Registration Statement was declared effective by the SEC on April 16, 2004. The Registration Statement is effective on the date hereof and as of the Closing and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Purchased Shares and the Warrant Stock are registered under the Registration Statement.

         (x) Governmental Approvals. Except as set forth in the SEC Documents, and except for the filing with the SEC of a prospectus supplement relating to the transaction contemplated hereby, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Purchased Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

         (y) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents. Except as set forth in the SEC Documents, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer or employee to be employed by the Company or such subsidiary. Since September 30, 2004, no officer or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any subsidiary.

         (z) Absence of Certain Developments. Except as provided on Schedule 2.1(z) hereto or in the SEC Documents, since September 30, 2004, neither the Company nor any subsidiary has:

                  (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                  (ii) borrowed any amount in excess of $300,000 or incurred or become subject to any liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                  (iii) discharged or satisfied any lien or encumbrance in excess of $250,000 or paid any obligation or liability (absolute or contingent) in excess of $250,000, other than current liabilities paid in the ordinary course of business;

                  (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                  (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $250,000, except in the ordinary course of business;

                  (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $250,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                  (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                  (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (ix) made capital expenditures or commitments therefor that aggregate in excess of $500,000;

                  (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                  (xi) made charitable contributions or pledges in excess of $25,000;

                  (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                  (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                  (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                  (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

         (aa) Use of Proceeds. The proceeds from the sale of the Purchased Shares will be used by the Company for working capital and general corporate purposes.

         (bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries, which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Purchased Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

         (dd) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company further acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, including any renegotiation, amendment, early conversion, exercise, termination or other modification of the Transaction Documents or the transactions related thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a "group" for purposes of
Section 13(d) of the Exchange Act with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested by the Purchasers.

         (ee) Delisting Notification. The Company has not received a delisting notification from the Nasdaq National Market ("Nasdaq") or any letter from Nasdaq to the effect that the Company does not meet the Nasdaq listing requirements. The Company is not aware of any existing events or conditions that could reasonably be expected to cause the Common Stock to be delisted from Nasdaq in the foreseeable future.

         (ff) Sarbanes-Oxley Act The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

         (gg) Off-Balance Sheet Arrangements. Except as described in the SEC Documents or in the Registration Statement, there are no material off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

         (hh) Money Laundering and Related Laws.

                  (i) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

                  (ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (ii) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than an arrangement with Burnham Hill Partners, a division of Pali Capital, Inc.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

         (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Purchased Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, as the case may be, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Purchased Shares or acquire the Warrants in accordance with the terms hereof.

         (d) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Each Purchaser has retained its own legal counsel in connection with the negotiation and review of the Transaction Documents and any other documents or filings in connection therewith.

                                  ARTICLE III

                                    COVENANTS

         The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

         Section 3.1 Securities Compliance. A supplement to the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the parties, setting forth information regarding the Purchased Shares and Warrants including, without limitation, the Purchase Price, the number of Purchased Shares and Warrants sold to the Purchasers in connection with the Closing, if not previously disclosed in an SEC Document, and any additional information required by SEC rules and regulations shall be filed with the SEC by 9:30 a.m. on the second (2nd) Trading Day, following the execution of this Agreement, on which the Prospectus Supplement may be filed with the SEC. The Company shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Purchased Shares (and the issuance of such shares pursuant to the Registration Statement), the Warrants and the Warrant Shares to the Purchasers or subsequent holders.

         Section 3.2 Ownership Limitations. Unless waived by a Purchaser by means of providing sixty-one (61) days written notice to the Company, in connection with the exercise of the Warrants, the Company covenants and agrees that upon receipt of an Exercise Form pursuant to Section 2(b) of the Warrants that it will not issue such number of Warrant Shares that, when aggregated with all other shares of Common Stock then owned by a Purchaser beneficially or deemed beneficially owned by a Purchaser, would result in a Purchaser owning more than 4.99% of all of such Common Stock as would be outstanding on such date of exercise of the Warrant, as determined in accordance with Section 13 of the Exchange Act and the regulations promulgated thereunder.

         Section 3.3 Registration and Listing. The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, and to not take any action or file any document (whether or not permitted by the Securities Act of 1933, as amended (the "Securities Act"), or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all of the Warrants have been exercised or have expired and (y) the date on which all of the Warrant Shares may be sold without restriction pursuant to Rule 144 under the Securities Act. The Company shall use its reasonable best efforts to continue the listing or trading of its Common Stock on the Nasdaq National Market, or if such listing is no longer available, the Nasdaq SmallCap Market, or if such listing is no longer available, on the over-the-counter electronic bulletin board.

         Section 3.4 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

         Section 3.7 Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares. The reserved Common Stock issuable upon exercise of the Warrants shall be free of restrictive legend and freely tradable by the Purchasers upon delivery to them.

         Section 3.8 Non-Disclosure of Material Non-Public Information. The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Purchaser and its advisors and representatives with the opportunity to accept or refuse to accept such material non-public information for review and consents in writing to receive such material non-public information. Nothing herein shall require the Company to disclose material non-public information to the Purchaser or its advisors or representatives.

         Section 3.9 Transfer Agent Instructions. The Company shall issue irrevocable instructions in the forms attached hereto as Exhibit C to the Company's Transfer Agent to electronically transmit the Warrant Shares to the Purchaser via the DWAC (as defined below) system upon exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.9 (or substantially similar instructions) will be given by the Company to the Transfer Agent with respect to the Warrant Shares without the consent of the Purchasers and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

         Section 3.10   Subsequent Financings; Right of Participation.

         (a) For a period of one (1) year following the Closing Date, the Company covenants and agrees to promptly notify (in no event later than seven
(7) trading days after making or receiving an applicable offer) in writing (a "Participation Notice") the Purchasers of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible debt securities (collectively, the "Financing Securities"). The Participation Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall not be within twenty (20) calendar days from the date the Participation Notice is given nor later than forty five (45) calendar days from the date the Participation Notice is given, including, without limitation, all of the material terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Participation Notice shall provide each Purchaser an option (the "Participation Option") during the seven (7) trading days following delivery of the Participation Notice (the "Option Period") to purchase up to fifty percent (50%) of its Purchase Price for the securities being offered in such Subsequent Financing on the same terms and conditions as contemplated by such Subsequent Financing (the "Participation Rights"). If any Purchaser elects not to participate in such Subsequent Financing, the other Purchasers may participate on a pro-rata basis so long as such participation in the aggregate does not exceed fifty percent (50%) of the total Purchase Price hereunder. For purposes of this Section, all references to "pro rata" means, for any Purchaser electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the total number of Purchased Shares purchased by such Purchaser at the Closing by (y) the total number of Purchased Shares purchased by all of the participating Purchasers at the Closing. Delivery of any Participation Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Participation Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Participation Option from any of the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party (and, if applicable, with such Purchasers as shall have exercised their Participation Option); provided that all of the material terms and conditions of the closing are the same as those provided to the Purchasers in the Participation Notice. If the closing of the proposed Subsequent Financing does not occur within 60 days from the date the Participation Notice is given, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section, including, without limitation, the delivery of a new Participation Notice.

         (b) For a period of six (6) months following the Closing Date, the Company covenants and agrees that it will not engage in any Subsequent Financing other than a Permitted Financing (as defined below).

         (c) For purposes of this Agreement, a Permitted Financing shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (i) the Company's issuance of Common Stock and warrants therefor in connection with a merger and/or acquisition, consolidation, sale or disposition of all or substantially all of the Company's assets, (ii) the issuance of shares of Common Stock or warrants therefor in connection with strategic agreements or investments by strategic investors, (iii) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist, (iv) the Company's issuance of Common Stock or the issuance or grants of options to purchase Common Stock pursuant to any future stock option plan or employee stock purchase plan which is approved by the Company's Board of Directors or any amendment to the Company's existing stock option plans and employee stock purchase plans which is approved by the Company's Board of Directors so long as such issuances in the aggregate do not exceed 6,500,000 shares of Common Stock, (v) any issuances of securities or Common Stock pursuant to Company 401(k) matches, (vi) any issuances of securities to consultants, financial advisers, public relations consultants or secured lenders to the Company so long as such issuances to such secured lenders do not in the aggregate exceed ten percent (10%) of the Company's issued and outstanding shares of Common Stock as of the date hereof, (vii) the payment of any dividends on the Company Series B Convertible Preferred Stock, (viii) securities issued pursuant to a bona fide firm underwritten public offering of the Company's securities and (ix) the issuance of Common Stock upon the exercise or conversion of any securities described in clauses (i) through (viii) above.

                                   ARTICLE IV

                                   CONDITIONS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Purchased Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) Delivery of Purchase Price. The Purchase Price for the Purchased Shares and Warrants shall have been delivered to the Company at the Closing Date.

         (e) Delivery of this Agreement. This Agreement has been duly executed and delivered by the Purchasers to the Company.

         (f) No Proceeding or Litigation. No action, suit or proceeding shall have been commenced or investigation threatened by any governmental authority against the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Purchased Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

         (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Purchased Shares.

         (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (f) Opinion of Counsel. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit D hereto.

         (g) Purchased Shares. At the Closing, the Company shall deliver the Purchased Shares to such Purchaser either, at the option of such Purchaser, (i) in certificated form without restrictive legends or (ii) to the Depository Trust Company account on such Purchaser's behalf via the Deposit Withdrawal Agent Commission System ("DWAC").

         (h) Warrants. The Company shall have executed and delivered to the such Purchaser the Warrants being acquired by such Purchaser at the Closing.

         (i) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

         (j) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to at least 100% of the aggregate number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Closing Date.

         (k) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

         (l) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

         (m) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

         (n) Effective Registration Statement. (i) The Registration Statement shall have previously been declared effective and shall remain effective at all times up to an including the Closing Date and the issuance of the Purchased Shares and Warrants to the Purchasers may be made thereunder; (ii) the form of Prospectus Supplement shall have been delivered to the Purchasers; (iii) neither the Company nor any of the Purchasers shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement either, temporarily or permanently, or intends or has threatened to do so; and (iv) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist.

         (o) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in form attached as Exhibit C, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                                   ARTICLE V

                                 INDEMNIFICATION

         Section 5.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

         Section 5.2 Indemnification Procedure. Any party entitled to indemnification under this Article V (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article V except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article V to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing all actual attorneys' fees and expenses incurred by the Purchasers up to $20,000 (exclusive of disbursements and out-of-pocket expenses) in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated thereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Purchased Shares pursuant hereto.

         Section 6.2   Specific Enforcement; Consent to Jurisdiction.

         (a) Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Consent to Jurisdiction. Each of the Company and the Purchasers (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

         Section 6.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the Purchased Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought; provided that this Section 6.3 may not be amended or waived other than by a written instrument signed by each holder of the Purchased Shares. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Purchased Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.

         Section 6.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:       Glowpoint, Inc.
                                     225 Long Avenue
                                     Hillside, NJ 07205
                                     Attention: Chief Financial Officer
                                     Tel. No.: (973) 391-2001
                                     Fax No.: (973) 923-3352

             with copies to:         Morrison & Foerster LLP
                                     1290 Avenue of the Americas
                                     New York, NY 10104
                                     Attention: Michael J.W. Rennock, Esq.
                                     Tel. No.:  (212) 468-8288
                                     Fax No.: (212) 468-7900

             If to any Purchaser:    At the address of such Purchaser set
                                     forth on Exhibit A to this
                                     Agreement, with copies to
                                     Purchaser's counsel as set
                                     forth on Exhibit A or as
                                     specified in writing by such
                                     Purchaser.

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 6.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 6.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

         Section 6.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 6.10 Survival. The representations, warranties and covenants of the Company and the Purchasers contained in this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

         Section 6.12 Publicity; Confidentiality. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") immediately upon Closing; provided, however, that if Closing occurs after 4:00 P.M. Eastern Time on any trading day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first trading day following the Closing Date. The Company shall also file with the SEC a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby as soon as practicable following the date of execution of this Agreement but in no event more than four (4) trading days following the date of execution of this Agreement. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Purchasers agree to hold in strict confidence information regarding the transactions contemplated by this Agreement, as well as any material, non-public information contained in the disclosure schedules to this Agreement or otherwise conveyed to the Purchasers in accordance with
Section 3.8, until such time as the Company has issued the Press Release.

         Section 6.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 6.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Warrants.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                           GLOWPOINT, INC.



                                           By: ________________________________
                                                   Name:
                                                   Title:


                                           NAME OF PURCHASER:



                                           By: ________________________________
                                                   Name:
                                                   Title:


                                           NAME OF PURCHASER:



                                           By: ________________________________
                                                   Name:
                                                   Title


                                           NAME OF PURCHASER:



                                           By: ________________________________
                                                   Name:
                                                   Title